As filed with the Securities and Exchange Commission on July 29, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-4536774
(State or other jurisdiction of incorporation or organization) 601 Jefferson Street, Suite 3400 Houston, Texas (Address of Principal Executive Offices)	(I.R.S. Employer Identification Number) 77002 (Zip Code)

Amended and Restated KBR, Inc. 2006 Stock and Incentive Plan
(Full title of the plan)

Eileen G. Akerson Executive Vice President and General Counsel 601 Jefferson Street Suite 3400 Houston, Texas 77002
(Name and address of agent for service) (713) 753-2000 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.001 per share	7,000,000	$38.95	$272,650,000	$29,747
(1)
Shares of common stock, par value $0.001 per share (“Common Stock”), of KBR, Inc. (the “Registrant”) may be issued under the Amended and Restated KBR, Inc. 2006 Stock and Incentive Plan (as amended from time to time, the “Plan”) up to the maximum number reserved thereunder.  This Form S-8 Registration Statement (the “Registration Statement”) registers an additional 7,000,000 shares of Common Stock that may be delivered with respect to new awards under the Plan.  Additionally, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution and adjustment provisions of the Plan.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act and based on a price of $38.95 per share, which is the average of the high and low trading prices for a share of Common Stock as reported on the New York Stock Exchange on July 27, 2021.

(3)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 7,000,000 aggregate shares of Common Stock under the Plan.
EXPLANATORY NOTE
The Registrant is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 7,000,000 shares of Common Stock that may be issued under the Plan. The Registrant’s stockholders approved an additional 7,000,000 shares of Common Stock for issuance pursuant to the Plan at the Registrant’s 2021 annual meeting of stockholders. The contents of the Registrant’s registration statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2006 (File No. 333-138850), August 22, 2013 (File No. 333-190777), and October 30, 2018 (File No. 333-228047) are incorporated by reference into this Registration Statement, as permitted by General Instruction E of Form S-8.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the Plan’s participants as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The Registrant is registering additional securities under the Plan covered hereby for which registration statements on Form S-8 bearing Registration Nos. 333-138850, 333-190777, and 333-228047 are currently effective.  Therefore, pursuant to General Instruction E of Form S-8, the Registrant elects to incorporate by reference the contents of such registration statements which constitute information required in this Registration Statement.

ITEM 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock being registered pursuant hereto has been passed upon by Eileen G. Akerson, Esq., the Registrant’s Executive Vice President and General Counsel. Ms. Akerson, an employee of the Registrant and a participant in certain employee benefit plans offered by the Registrant, on the date hereof, beneficially owns 85,029 shares of the Registrant’s Common Stock.

ITEM 8. Exhibits

Exhibit Number	Description

4.1	KBR Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 7, 2012; File No. 001-33146)

4.2
Amended and Restated Bylaws of KBR, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s
Annual Report on Form 10-K for the year ended December 31, 2013 filed February 27, 2014;
File No. 001-33146)

4.3	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended; Registration No. 333-133302)

4.4	Amended and Restated KBR, Inc. 2006 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 21, 2021; File No. 001-33146)

5.1*	Opinion of Counsel, Eileen G. Akerson, the Registrant’s Executive Vice President and General Counsel

23.1*	Consent of KPMG LLP – Houston, Texas

23.2*	Consent of Counsel, Eileen G. Akerson (included in exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
_________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 29, 2021.

KBR, INC.

By:	/s/ Stuart J. B. Bradie
Name: Stuart J. B. Bradie
Title: President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eileen G. Akerson and Adam M. Kramer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 29, 2021.

Signature	Title

/s/ Stuart J. B. Bradie	President, Chief Executive Officer and Member of the Board of Directors
Stuart J. B. Bradie	(Principal Executive Officer)

/s/ Mark W. Sopp	Executive Vice President and Chief Financial Officer
Mark W. Sopp	(Principal Financial Officer)

/s/ Shad E. Evans	Senior Vice President of Finance Operations and Chief Accounting Officer
Shad E. Evans	(Principal Accounting Officer)

/s/ Lester L. Lyles	Chairman of the Board of Directors
Lester L. Lyles

/s/ Mark E. Baldwin	Member of the Board of Directors
Mark E. Baldwin

/s/ Lynn A. Dugle	Member of the Board of Directors
Lynn A. Dugle

/s/ Wendy M. Masiello	Member of the Board of Directors
Wendy M. Masiello

/s/ Jack B. Moore	Member of the Board of Directors
Jack B. Moore

/s/ Ann D. Pickard	Member of the Board of Directors
Ann D. Pickard

/s/ Carlos A. Sabater	Member of the Board of Directors
Carlos A. Sabater

/s/ Umberto della Sala	Member of the Board of Directors
Umberto della Sala

/s/ Vincent R. Stewart	Member of the Board of Directors
Vincent R. Stewart